Exhibit 99.1

Huntington

News

March 14, 2012

Contact:
Investors Todd Beekman Todd.Beekman@huntington.com	Media Maureen Brown Maureen.Brown@Huntington.com

(614) 480-3878	(614) 480-5512

Jay Gould
Jay.Gould@huntington.com
(614) 205-1197

HUNTINGTON BANCSHARES RECEIVES NO OBJECTION FROM FEDERAL RESERVE FOR PROPOSED CAPITAL ACTIONS,

INCLUDING THE REPURCHASE OF UP TO $182 MILLION OF COMMON STOCK

COLUMBUS, Ohio – Huntington Bancshares Incorporated (NASDAQ: HBAN; www.huntington.com) was notified by the Federal Reserve that it had no objection to Huntington’s proposed capital actions included in Huntington’s capital plan submitted to the Federal Reserve in January of this year.  These actions included the potential repurchase of up to $182 million shares of common stock and a continuation of Huntington’s current common dividend through the first quarter of 2013.  Huntington’s Board of Directors authorized a share repurchase program consistent with Huntington’s capital plan.

“We are pleased that the Federal Reserve has completed its review and did not object to our potential capital distributions, which allows us to maintain our common dividend and establish our share repurchase authorization, enabling us to expand our disciplined approach to capital management,” said Stephen D. Steinour, chairman, president and chief executive officer. “Today’s action highlights our strong capital levels and improved financial performance. Reinvesting excess capital to organically grow the business remains our priority. Importantly, dividends and share repurchases provide us additional options to create long-term shareholder value subject to various factors including earnings opportunities and market conditions”.

About Huntington

Huntington Bancshares Incorporated is a $54 billion regional bank holding company headquartered in Columbus, Ohio. The Huntington National Bank, founded in 1866, provides full-service commercial, small business, and consumer banking services; mortgage banking services; treasury management and foreign exchange services; equipment leasing; wealth and investment management services; trust services; brokerage services; customized insurance brokerage and service programs; and other financial products and services. The principal markets for these services are Huntington’s six-state banking franchise: Ohio, Michigan, Pennsylvania, Indiana, West Virginia, and Kentucky. The primary distribution channels include a banking network of over 650 traditional branches and convenience branches located in grocery stores and retirement centers, and through an array of alternative distribution channels including internet and mobile banking, telephone banking, and over 1,300 ATMs. Through automotive dealership relationships within its six-state banking franchise area and selected other Midwest and New England states, Huntington also provides commercial banking services to the automotive dealers and retail automobile financing for dealer customers.

Forward-looking Statement

This document contains certain forward-looking statements, including certain plans, expectations, goals, projections, and statements, which are subject to numerous assumptions, risks, and uncertainties. Forward-looking statements may be identified by words such as expect, anticipate, believe, intend, estimate, plan, target, goal, or similar expressions, or future or conditional verbs such as will, may, might, should, would, could, or similar variations.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: (1) worsening of credit quality performance due to a number of factors such as the underlying value of the collateral could prove less valuable than otherwise assumed and assumed cash flows may be worse than expected; (2) changes in economic conditions, including impacts from the continuing economic uncertainty in the US, the European Union, and other areas; (3) movements in interest rates; (4) competitive pressures on product pricing and services; (5) success, impact, and timing of our business strategies, including market acceptance of any new products or services introduced to implement our “Fair Play” banking philosophy; (6) changes in accounting policies and principles and the accuracy of our assumptions and estimates used to prepare our financial statements; (7) extended disruption of vital infrastructure; (8) the final outcome of significant litigation; (9) the nature, extent, timing and results of governmental actions, examinations, reviews and reforms including those related to the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as future regulations which will be adopted by the relevant regulatory agencies, including the Consumer Financial Protection Bureau (CFPB), to implement the Act’s provisions; and (10) the outcome of judicial and regulatory decisions regarding practices in the residential mortgage industry, including among other things the processes followed for foreclosing residential mortgages. Additional factors that could cause results to differ materially from those described above can be found in Huntington’s 2011 Annual Report on Form 10-K, and documents subsequently filed by Huntington with the Securities and Exchange Commission. All forward-looking statements included in this document are based on information available at the time of the release. Huntington assumes no obligation to update any forward-looking statement.

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